As filed with the Securities and Exchange Commission on
                       September 13, 1995
                                       Registration No. 33-______


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                     Registration Statement
                            Under the
                     Securities Act of 1933

                    FRANKLIN RESOURCES, INC.
_________________________________________________________________
     (Exact Name of Registrant as Specified in its Charter)

         Delaware                            13-2670991
_________________________________________________________________
       (State or Other Jurisdiction of   (I.R.S. Employer
       Incorporation or Organization)  Identification No.)

                   777 Mariners Island Blvd.,
                      San Mateo, CA  94404
_________________________________________________________________
  (Address, Including Zip Code, of Principal Executive Offices)

                    FRANKLIN RESOURCES, INC.
                      UNIVERSAL STOCK PLAN
_________________________________________________________________
                      (Full Title of Plan)

                     Leslie M. Kratter, Esq.
                         Vice President,
                    Franklin Resources, Inc.
                   777 Mariners Island Blvd.,
                San Mateo, California 94404-1585
                         (415) 312-2000
_________________________________________________________________
  (Name and Address, Including Zip Code, and Telephone Number,
           Including Area Code, of Agent For Service)


                           Copies to:
                     Jeffrey E. Tabak, Esq.
                     Weil, Gotshal & Manges
                        767 Fifth Avenue
                    New York, New York  10153
                         (212) 310-8000
                   ___________________________


                 CALCULATION OF REGISTRATION FEE
_________________________________________________________________
 Title of      Amount to    Proposed     Proposed     Amount of
Securities        be        Maximum       Maximum    Registration
  to be        Registered   Offering     Aggregate      Fee(2)
Registered        (1)       Price Per    Offering
                            Share(2)     Price(2)
_________________________________________________________________
Common Stock,
 par value
$0.10 per
share          2,000,000    $55.625    $111,250,000  $38,362.07
_________________________________________________________________
(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.
(2) Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange on September 8, 1995.
_________________________________________________________________

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to Rule 428(b) under the Securities Act of 1933, as amended (the "Act"), information has been distributed to participants of Franklin Resources, Inc.'s Universal Stock Plan (the "Plan") relating to such Plan. Such information, together with the documents incorporated by reference herein pursuant to
Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents filed by Franklin Resources, Inc.
(the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994; (ii) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1994, March 31, 1995 and June 30, 1995; and (iii) the Company's Current Reports on Form 8-K dated January 24, 1995, April 7, 1995, April 28,
1995, and July 27, 1995. The description of the Company's Common Stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is contained in the Company's Certificate of Incorporation, as amended, filed as amended on December 29, 1994 as Exhibits 3(i), 3(ii), 3(iii) and 3(iv) to the Company's Annual Report on Form 10-K and is also hereby incorporated herein by reference.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") is applicable to the officers, directors, employees and agents of the Company ("Covered Persons") and provides certain specific statutory rights and limitations on indemnification to persons involved as plaintiff or defendant in actual or threatened litigation or an investigation by reason of the status of such person as an officer, director, employee or agent of a corporation. Indemnification of Covered Persons for judgments or amounts paid in settlement in civil cases, including attorneys' fees and other expenses is permitted, provided such action or civil case is not brought by or IN THE RIGHT OF THE CORPORATION. In such instance, a Covered Person seeking indemnification must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation in respect of the claim; or, in addition, in the case where a Covered Person is seeking indemnification for fines and costs in a criminal action, such Covered Person did not have reasonable cause to believe his conduct was unlawful.

     Indemnification of a Covered Person for expenses, including attorneys' fees, in connection with actions brought by or IN THE RIGHT OF THE CORPORATION is also permitted but only where such Covered Person shall not have been adjudged to be liable to the Company unless a court determines that despite such finding of liability, indemnification for such expenses is proper in view of all the circumstances of the matter.

     The DGCL requires that a corporation indemnify a Covered Person to the extent such Covered Person has been successful on the merits in connection with any action described therein, provides procedures for determining the merits of indemnification by the corporation and permits an unsecured advance of expenses prior to such determination upon a repayment undertaking by the Covered Person if such person is not entitled to be so indemnified.

     The above provisions are non-exclusive and indemnification is also permitted by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the DGCL permits the procurement of officers and directors liability insurance by a corporation to insure against various liabilities even if indemnification of such liability may not otherwise be permitted.

     In addition to the above described provisions, the Company's certificate of incorporation eliminates liability for breach of fiduciary duty, except: (i) for a breach of the duty of loyalty,
(ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for violations of
Section 174 of the DGCL or (v) for any transaction from which the director derived an improper personal benefit. Section 174 of the DGCL provides that directors shall, under certain circumstances, be jointly and severally liable for willful or negligent violations of Sections 160 and 173 of the DGCL.
Section 160 of the DGCL imposes certain requirements with respect to stock repurchases and redemptions, and Section 174 imposes certain requirements with respect to dividends.

     The Company's by-laws also provide that directors and certain other personnel of the Company shall be indemnified against expenses and certain other liabilities arising out of legal actions brought or threatened against them for their conduct on behalf of the Company provided that each such person acted in good faith and in a manner he reasonably believed was in the Company's best interests. Indemnification by the Company under the by-laws is available in a criminal action only if such person had no reasonable cause to believe that his conduct was unlawful. Detailed procedures are set forth in the by-laws for the implementation of any such indemnification.

     The Company has also entered into indemnification agreements (the "Indemnification Agreements") with its directors, some of whom are also executive officers (the "Indemnified Persons") which provide for the prompt indemnification "to the fullest extent permitted by law," and the prompt advancing, of attorneys' fees and all other costs, expenses and obligations (collectively, "Expenses") paid or incurred by the Indemnified Person in connection with the investigation, defending, being a witness or otherwise participating in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation that the Indemnified Person in good faith believes might lead to the institution of any such action, suit or proceeding (any of the foregoing, a "Claim") related to the fact that the Indemnified Person is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director in any such capacity. However, the Indemnification Agreements prohibit such indemnification (i) in connection with any Claim initiated by the Indemnified Person against the Company or any director or officer of the Company when the Company has joined in or consented to such Claim, or (ii) if the Board of Directors or other person or body appointed by the Board of Directors (the "Reviewing Party") determines that such indemnification is not permitted under applicable law (and, in the event of such determination, requires the Indemnified Person to reimburse the Company for all amounts theretofore paid in respect of such indemnification.)

     The Indemnification Agreements also provide: (i) that the Indemnified Person is entitled to indemnification for Expenses to the extent he is successful in defending any Claim, whether on the merits or otherwise, and to partial indemnification if he is entitled to indemnification for some, but not all, of such Expenses, (ii) a mechanism through which the Indemnified Person may seek court relief if the Reviewing Party determines that the Indemnified Person would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification under the Indemnification Agreements), (iii) that the Indemnified Person is entitled to indemnification against all Expenses incurred in seeking to collect an indemnity claim from the Company or in seeking to recover under a directors' and officers' liability insurance policy and (iv) that the Company has the burden of proving that the Indemnified Person is not entitled to indemnification in any particular case and that the termination of any Claim by judgment, order, settlement or conviction shall not create a presumption that the indemnification is not permitted by applicable law.

     The Indemnification Agreements provide that in the event of a change in control of the Company, the Company will seek legal advice from special, independent counsel selected by the Indemnified Person and approved by the Company with respect to matters thereafter arising concerning rights of the Indemnified Person under the Indemnification Agreements. Additionally, such agreements provide that in the event of a potential change in control, the Company will, upon written request of the Indemnified Person, create and fund a trust to satisfy expenses incurred in connection with a claim relating to an indemnifiable event. The Company is not currently, nor does it expect to be, subject to a change in control.

     The rights of the Indemnified Persons under the Indemnification Agreements will not be exclusive of any rights they may have under the DGCL, directors' and officers' liability insurance, the Company's by-laws, or otherwise; however, the Indemnification Agreements will not permit double payment. The Indemnification Agreements, while not requiring that the Company maintain directors' and officers' liability insurance, do require that the Indemnified Person be provided with full coverage under any policy or policies actually obtained. Additionally, the Indemnification Agreements provide that if the Company pays an Indemnified Person pursuant to the Indemnification Agreements, the Company will be subrogated to the Indemnified Person's rights to recover from their parties.

     To the extent that the Board of Directors or the stockholders of the Company may in the future wish to limit or repeal the ability of the Company to indemnify directors or other persons, such repeal or limitation will not affect the indemnification of the Indemnified Persons under the Indemnification Agreements referred to above, since their rights to full protection are contractually assured by the Indemnification Agreements.

     The Company has purchased an insurance policy indemnifying its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with the Company as directors and officers.

     The Company has been advised that the Commission has taken the position that, insofar as indemnification by a registrant for liabilities arising under the Securities Act may be provided for directors, officers and controlling persons of the Company pursuant to the foregoing agreements or provisions, such indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable. If a claim for indemnification for any liability arising under the Securities Act is asserted against the Company by a director, officer or controlling person, the Company, unless in the opinion of counsel for the Company the question has theretofore been decided by controlling precedent will, before making such indemnification, submit to a court of competent jurisdiction the question whether such indemnification by it is unenforceable as being against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.



Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

     4(a) Registrant's Certificate of Incorporation, as filed November 28, 1969, incorporated by reference to Exhibit (3)(i) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (the "1994 Annual Report")

     4(b)     Registrant's Certificate of Amendment of
              Certificate of Incorporation, as filed March 1,
              1985, incorporated by reference to Exhibit (3)(ii) to the 1994 Annual Report

     4(c)     Registrant's Certificate of Amendment of
              Certificate of Incorporation, as filed April 1,
              1987, incorporated by reference to Exhibit
              (3)(iii) to the 1994 Annual Report

     4(d)     Registrant's Certificate of Amendment of
              Certificate of Incorporation, as filed February 2,
              1994, incorporated by reference to Exhibit (3)(iv) to the 1994 Annual Report

     4(e) Registrant's By-laws, as filed February 14, 1995, incorporated by reference to Exhibit (3)(v) to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994

     4(f) Franklin Resources, Inc. Universal Stock Plan, incorporated by reference to Exhibit "B" to Registrant's Proxy Statement filed electronically on December 29, 1993

     4(g)     Form of Restricted Stock Agreement

     4(h)     Form of Incentive Stock Option Agreement

     4(i)     Form of Non-Qualified Stock Option Agreement

     5 Opinion and Consent of Weil, Gotshal & Manges, dated September 12, 1995.

     23(a)    Consent of Coopers & Lybrand L.L.P. dated
              September 12, 1995.

     23(b)    Consent of Weil, Gotshal & Manges (included in
              Exhibit 5).

     24 Power of attorney (included in the signature pages to this Registration Statement).




Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i)  to include any prospectus required
          by Section 10(a)(3) of the Securities Act;

                         (ii)  to reflect in the Prospectus any
          facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                         (iii)  to include any material
          information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the Securities being registered hereby which remain unsold at the termination of the offering.

          (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by refer ence in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registra tion statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.




                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 30th day of August, 1995.


                              FRANKLIN RESOURCES, INC.


                              By: /s/ Leslie M. Kratter
                                   Leslie M. Kratter
                                   Vice President


     The undersigned officers and directors of Franklin Resources, Inc., hereby severally constitute Harmon E. Burns and Leslie M. Kratter, and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8 filed by Franklin Resources, Inc. with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable Franklin Resources, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the follow ing persons in the capacities and on the dates indicated.



/s/ Charles B. Johnson    Chairman and Chief      August 30, 1995
Charles B. Johnson        Executive Officer,
                          Principal Executive
                          Officer and Director


/s/ Martin L. Flanagan    Senior Vice President,  August 30, 1995
Martin L. Flanagan        Principal Financial
                          Officer and Principal
                          Accounting Officer





/s/ Rupert H. Johnson, Jr.Executive Vice          August 30, 1995
Rupert H. Johnson, Jr.    President and Director



/s/ Harmon E. Burns       Executive Vice          August 30, 1995
Harmon E. Burns           President-Legal and
                          Administrative, Secretary
                          and Director


/s/ Charles E. Johnson    Senior Vice President   August 30, 1995
Charles E. Johnson        and Director


/s/ Judson R. Grosvenor   Director                August 30, 1995
Judson R. Grosvenor



/s/ F. Warren Hellman     Director                August 30, 1995
F. Warren Hellman



/s/ Harry O. Kline        Director                August 18, 1995
Harry O. Kline



/s/ Louis E. Woodworth    Director                August 18, 1995
Louis E. Woodworth



/s/ Peter M. Sacerdote    Director                August 24, 1995
Peter M. Sacerdote





                          Exhibit Index

     Exhibit Number Description

     4(a) Registrant's Certificate of Incorporation, as filed November 28, 1969, incorporated by reference to Exhibit (3)(i) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (the "1994 Annual Report")

     4(b)     Registrant's Certificate of Amendment of
              Certificate of Incorporation, as filed March 1,
              1985, incorporated by reference to Exhibit (3)(ii) to the 1994 Annual Report

     4(c)     Registrant's Certificate of Amendment of
              Certificate of Incorporation, as filed April 1,
              1987, incorporated by reference to Exhibit
              (3)(iii) to the 1994 Annual Report

     4(d)     Registrant's Certificate of Amendment of
              Certificate of Incorporation, as filed February 2,
              1994, incorporated by reference to Exhibit (3)(iv) to the 1994 Annual Report

     4(e) Registrant's By-laws, as filed February 14, 1995, incorporated by reference to Exhibit (3)(v) to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994

     4(f) Franklin Resources, Inc. Universal Stock Plan, incorporated by reference to Exhibit "B" to Registrant's Proxy Statement filed electronically on December 29, 1993

     4(g)     Form of Restricted Stock Agreement

     4(h)     Form of Incentive Stock Option Agreement

     4(i)     Form of Non-Qualified Stock Option Agreement

     5 Opinion and Consent of Weil, Gotshal & Manges, dated September 12, 1995.

     23(a)    Consent of Coopers & Lybrand L.L.P. dated
              September 12, 1995.

     23(b)    Consent of Weil, Gotshal & Manges (included in
              Exhibit 5).

     24 Power of attorney (included in the signature pages to this Registration Statement).


                          EXHIBIT 4(g)

                    FRANKLIN RESOURCES, INC.
                RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this "Agreement") is made with respect to an award under the Company's Annual Incentive
Plan for the fiscal year ended September 30, ____ between Franklin Resources, Inc. (the "Company") and __________________
______________________ ("Participant").

                           WITNESSETH:

     WHEREAS, the Company has adopted the Franklin Resources, Inc. Universal Stock Plan (the "Plan") authorizing the grant of common stock of the Company ("Stock") to eligible individuals in connection with the performance of services for the Company and its Subsidiaries, as defined in said Plan, which is incorporated herein by this reference; and

     WHEREAS, the Company recognizes the efforts of Participant on behalf of the Company and its Subsidiaries and desires to motivate Participant in Participant's work and provide an inducement to remain in the service of the Company and its Subsidiaries; and

     WHEREAS, the Company has determined that it would be to the advantage and in the interest of the Company and its shareholders to award the Stock provided for in this Agreement to Participant, subject to restrictions, as a reward and an incentive for increased efforts and successful achievements;

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Restricted Stock Award. On or about _________________, the Company has issued to Participant ________ shares of Stock, subject to the rights of and limitations on Participant as owner thereof as set forth in this Agreement. Such shares will be issued in book entry form and maintained on the books of the Bank of New York, the Company's transfer agent, or any successor thereto. Participant shall execute a blank stock power to be held by the Company for the periods set forth in paragraph 3 hereof. All shares of Stock issued hereunder shall be deemed issued to Participant as fully paid and non assessable shares, and Participant shall have all rights of a shareholder with respect thereto, including the right to vote, to receive dividends (including stock dividends), to participate in stock splits or other recapitalizations, and to exchange such shares in a merger, consolidation or other reorganization. The Company shall pay any applicable stock transfer taxes. Participant hereby acknowledges that Participant is acquiring the Stock issued hereunder for investment and not with a view to the distribution thereof, and that Participant does not intend to subdivide Participant's interest in the Stock with any other person.

     2. Transfer Restriction. No Stock issued to Participant hereunder shall be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by Participant prior to the date on which it becomes vested under paragraph 3. This paragraph shall not preclude the Participant from exchanging the Stock awarded hereunder pursuant to a cash or stock tender offer, merger, reorganization or consolidation. Notwithstanding the foregoing, any securities (including stock dividends and stock splits) received with respect to shares of Stock which are not yet vested under paragraph 3 shall be subject to the provisions of this Agreement in the same manner and shall become fully vested at the same time as the Stock with respect to which such additional securities were issued.

     3.   Vesting.
     (a) Participant's interest in the Stock awarded under paragraph 1 shall become vested and nonforfeitable in accordance with the schedule attached as Exhibit "A" so long as Participant remains a full-time employee of the Company or a Subsidiary. Upon vesting, the Company shall, within thirty (30) days of such vesting, deliver to Participant the certificates evidencing the nonforfeitable shares, provided the withholding requirements of paragraph 4 have been satisfied.

     (b) If Participant ceases to be a full-time employee of the Company or any of its Subsidiaries for any reason other than death or disability (as described in subparagraph (c)), all shares of Stock to the extent not yet vested under subparagraph
(a) on the date Participant ceases to be a full-time employee shall be forfeited by Participant without payment of any consideration to Participant therefor. Any shares of Stock so forfeited shall be canceled and returned to the status of authorized but unissued shares or may be retained by the Company as Treasury Stock.

     (c) If Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) while a full-time employee of the Company or any of its Subsidiaries, Participant's interest in all shares of Stock awarded hereunder shall become fully vested and nonforfeitable as of the date of death or termination of employment on account of such disability.


     4. Withholding of Taxes. Participant shall pay the Company (or the Subsidiary that employs Participant) the amount necessary to satisfy any and all applicable federal, state, and local income and employment tax withholding requirements. If Participant fails to pay such taxes or at Participant's request, the Committee, in its sole discretion, may withhold the required amount from other payments due to Participant or may withhold shares of Stock necessary to satisfy any such requirements. If Participant is an "insider" subject to the short swing trading rules of Section 16(b) of the Securities Exchange Act of 1934 and becomes obligated to the Company thereunder, such withholding of shares shall be mandatory. Any shares withheld to satisfy such withholding requirements shall not be available for subsequent grants under the Plan.

     5. No Effect On Terms Of Employment. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF THE COMPANY (OR SUBSIDIARY WHICH EMPLOYS PARTICIPANT) TO TERMINATE OR CHANGE THE TERMS OF EMPLOYMENT OF PARTICIPANT AT ANY TIME AND FOR ANY REASON, WITH OR WITHOUT CAUSE. NEITHER THE COMPANY, NOR ANY SUBSIDIARY IS BY REASON OF THIS AGREEMENT OBLIGATED IN ANY FASHION TO CONTINUE PARTICIPANT'S EMPLOYMENT.

     6. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing contained in the Plan or this Agreement shall be interpreted as imposing any liability on the Company or the Committee in favor of any Participant or any purchaser or other transferee of Stock with respect to any loss, cost or expense which such Participant or purchaser may incur in connection with, or arising out of any transaction involving any shares of Stock subject to the Plan or this Agreement.

     7. Notice. Any notice or other paper required to be given or sent pursuant to the terms of this Agreement shall be sufficiently given or served hereunder to any party when transmitted by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to be served as follows:

     Company:       Franklin Resources, Inc.
                    777 Mariners Island Blvd.
                    San Mateo, CA   94404-1585
                    Attention: Harmon E. Burns

     Participant:   At Participant's address as it appears under
                    Participant's signature to this Agreement, or to such other address as Participant may specify in writing to the Company.

Any party may designate another address for receipt of notices so long as notice is given in accordance with this paragraph.

     8. Integration. The terms of the Plan and this Agreement are intended by the Company and the Participant to be the final expression of their agreement with respect to the shares of Stock and other amounts received under the Plan and may not be contradicted by evidence of any prior or contemporaneous agreement. The Company and Participant further intend that the Plan and this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any arbitration, judicial, administrative or other legal proceeding involving the Plan or this Agreement. Accordingly, the Plan and this Agreement contain the entire understanding between the parties and supersede all prior oral, written and implied agreements, understandings, commitments and practices among the parties.

     9. Waivers. Any failure to enforce any terms or conditions of the Plan or this Agreement by the Company or by Participant shall not be deemed a waiver of that term or condition, nor shall any waiver or relinquishment of any right or power for all or any other times.

     10. Severability of Provisions. If any provision of the Plan or this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision thereof; and the Plan and this Agreement shall be construed and enforced as if neither of them included such provision.

     11.  Committee Decisions Conclusive.  All decisions of the
Committee arising under the Plan or under this Agreement shall be conclusive.

     12. Mandatory Arbitration. Any dispute arising out of or relating to this Agreement, including its meaning or interpretation, shall be resolved solely by arbitration before an arbitrator selected in accordance with the rules of the American Arbitration Association. The location for the arbitration shall be in San Mateo, California. Judgment on the award rendered may be entered in any court having jurisdiction. Each party shall pay an equal share of the arbitrator's fees. All statutes of limitation which would otherwise be applicable shall apply to any arbitration proceeding under this paragraph. The provisions of this paragraph are intended by Participant and Company to be exclusive for all purposes and applicable to any and all disputes arising out of or relating to this Agreement. The arbitrator who hears and decides any dispute shall have jurisdiction and authority only to award compensatory damages to make whole a person or entity sustaining foreseeable economic damages, and, shall not have jurisdiction and authority to make any other award of any type, including without limitation, punitive damages, unforeseeable economic damage, damages for pain, suffering or emotional distress, or any other kind or form of damages. The remedy, if any, awarded by the arbitrator shall be the sole and exclusive remedy for any dispute which is subject to arbitration under this paragraph.

     13. California Law. The Plan and this Agreement shall be construed and enforced according to the laws of the State of California to the extent not preempted by the federal laws of the United States of America.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Restricted Stock Award Agreement. Participant also hereby acknowledges receipt of a copy of the Universal Stock Plan.


                    FRANKLIN RESOURCES, INC.


           By:  _____________________________________
                     (Officer), Its (Title)



            _________________________________________
                      Participant Signature

                       (Participant Name)
                            (Address)
                            (Address)
















                           EXHIBIT "A"




          (1)  On September 30, _____, _______ shares of
     Stock awarded hereunder shall become fully vested and nonforfeitable.


          (2) On September 30, _____ an additional _______ of the number of shares of Stock awarded hereunder shall become fully vested and nonforfeitable.


          (3) On September 30, _____ an additional _______ of the number of shares of Stock awarded hereunder shall become fully vested and nonforfeitable.





                    __________________________________________
                    (Participant Name)
                    Participant








                        POWER OF ATTORNEY
                 TO SELL AND TRANSFER SECURITIES
                  IN THE EVENT OF PARTICIPANT'S
                    TERMINATION OF EMPLOYMENT
                      PRIOR TO VESTING DATE




                   Description of Securities:

        _____ shares of the $.10 par value Common Stock of Franklin Resources, Inc. (the "Corporation") (the
   "Shares") in book entry form.


FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto Franklin Resources, Inc. the Shares standing in the name of the undersigned on the books of the Corporation and hereby irrevocably constitutes and appoints Franklin Resources, Inc. the Attorney of the undersigned to transfer the said Shares on the books of the Corporation with full power of substitution in the premises.



Date:  ___________________    X_______________________________
                                  (Participant Name)










                          EXHIBIT 4(h)

Option Grant #____

                    FRANKLIN RESOURCES, INC.

                      UNIVERSAL STOCK PLAN

             INCENTIVE STOCK OPTION GRANT AGREEMENT


     FRANKLIN RESOURCES, INC., a Delaware corporation (the "Company"), hereby grants to ______________________ (the
"Optionee") an option (the "Option") to purchase a total of ____________________________ (______) shares of the $.10 par value Common Stock of the Company (the "Shares"), at a price of U.S. $________ per share (the "Option Price").

     1. Nature of the Option. The Option is granted pursuant and subject to all the terms of the Company's Universal Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meanings as in the Plan. This option is intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code"), as amended. Determinations made in connection with the Option pursuant to the Plan shall be governed by the Plan as it exists on the date of grant. In the event of any inconsistency or conflict between this Stock Option Grant Agreement (this "Agreement") and the Plan, the terms of the Plan shall govern.

     2. Other Options. The Option is in addition to any other options heretofore or hereafter given to the Optionee by the Company.

     3. Exercise of Option. The Optionee may exercise the Option for all or any part of the Shares covered by the Option on or after ________________ and while the Optionee continues to be an Employee (as defined herein) up to and including ___________________, (the "Option Period"). Exercise of the Option is subject to the terms and conditions of Paragraphs 5, 6 and 7 as appropriate if the Optionee ceases for any reason to be employed by the Company or any Subsidiary as provided therein.

     4. Method of Exercise. The Option shall be exercisable by written notice in the form attached hereto as Exhibit "A", which notice shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option, and shall be delivered in person or by certified mail, return receipt (or equivalent documented delivery method) to the Company at its principal executive offices, which are presently located at 777 Mariners Island Blvd., San Mateo, California, U.S.A. The written notice shall be accompanied by payment in full in United States Dollars of the Option Price for such Shares. The Company shall, in accordance with the Plan, deliver a certificate or certificates representing such Shares as soon as practicable after such notice and payment shall have been received. The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. If the Option is being exercised by a person or persons other than the Optionee (if permitted hereunder), such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

     5. Termination of Employment. If the Optionee ceases to be employed by the Company or any Subsidiary for any reason, other than as the result of death or total and permanent disability (as provided for in Sections 6 and 7 below), the Option shall terminate.

     6. Disability of the Optionee. If the Optionee is unable to continue his or her employment with the Company or a Subsidiary as a result of such Optionee's total and permanent disability (as determined by the insurers in accordance with the Company's long term disability policy applicable to such Optionee), the Optionee may, but only within one hundred eighty
(180) days from the date of termination of employment (the "Disability Extension Period"), exercise the Option in full or in part, even if the right to exercise shall not have otherwise accrued at the date of such total and permanent disability. All rights to exercise the Option shall expire and be of no further force or effect after the Disability Extension Period. Notwithstanding the foregoing, the Option may not be exercised later than the scheduled expiration date provided for in Section 3 above.

     7. Death of Optionee. In the event of the death of an Optionee, during the Option Period provided for in Section 3 above, who at the time of such death shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised in full or in part, at any time, not in excess of one hundred eighty (180) days following such death (the "Death Extension Period"), even if the right to exercise shall not have otherwise accrued at the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, as the case may be. All rights to exercise the Option shall expire and be of no further force or effect after the Death Extension Period. Notwithstanding the foregoing, the Death Extension Period shall be no later than the scheduled expiration date provided for in
Section 3 above.

     8. Adjustments. Exercise of the Option, as provided for above, may be made in full or in part, except that, in the event of an adjustment in the number of shares covered by this Option, as provided for in the Plan, resulting in other than a whole number of shares, then the Option may not be exercised for a fraction of a share, but shall be deemed to be for the nearest whole number of shares following standard rounding principles. Payments hereunder shall be rounded to the nearest cent following standard rounding principles.

     9. Withholding. Upon the exercise of the Option or any installment thereof, the Optionee hereby agrees that such exercise will not be effective and that no Shares will become transferable to the Optionee, until the Optionee makes appropriate arrangements for any income tax withholding as may be required by applicable law on account of such exercise.

     10. Non-transferability, No Obligation to Exercise of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The grant and acceptance of the Option imposes no obligation on the Optionee to exercise it. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     11.  No Obligation To Continue Employment.  NEITHER THE
COMPANY, NOR ANY SUBSIDIARY IS BY REASON OF THE OPTION, OBLIGATED
TO CONTINUE THE OPTIONEE IN EMPLOYMENT.

     12. Conditions Upon Issuance of Shares. The Shares shall not be issued pursuant to the Option unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the grant, the Company may require the person receiving the Shares to represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     13. No Rights as a Stockholder Until Exercise. The Optionee shall have no rights as a stockholder with respect to Shares under the Option unless and until a stock certificate therefor has been delivered to the Optionee and payment in full for such certificate has been received by the Company. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     14. Early Dispositions. The Optionee agrees, as partial consideration for the designation of the Option as an incentive stock option under Section 422 of the Code, to notify the Company in writing within thirty days of any disposition of any Shares acquired by exercise of this Option if such disposition occurs within two years from the Grant Date or within one year from the date Optionee purchased such shares by exercise of this Option.

     15. Supplementary Definitions. The following terms used herein shall have the following meaning:

          "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other approved leave of absence.

          "Employee" shall mean any person, including officers and directors, who is an employee of the Company or any Subsidiary of the Company, which now exists or is hereafter organized or is acquired by the Company. The payment of a director's fee by the Company or a Subsidiary shall not be sufficient to constitute "employment".

     16. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of California.

Date of Grant:  _________________

                                   FRANKLIN RESOURCES, INC.


                              By:  ______________________________
                                    Harmon Burns
                              Title:Executive Vice President

     The Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that such Optionee is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan.

Dated:

                         ____________________________________
                         (Optionee Signature)



                        Exhibit  "A"

                NOTICE OF EXERCISE OF OPTION



                        Option Grant #________



Franklin Resources, Inc.
777 Mariners Island Boulevard
San Mateo, California 94404
United States of America
Attn:  Harmon E. Burns, Esq.

Gentlemen:

This Notice is to inform you that the undersigned hereby elects to exercise his/her option granted February 6, 1995 pursuant to a Stock Option Grant Agreement under the Franklin
Resources, Inc. Universal Stock Plan.

By this Notice, the undersigned hereby elects to exercise the foregoing option as to _______ shares at the option price of _________ per share for a total of U. S. $__________.

Payment in U.S. dollars is enclosed herewith.

Unless I indicate otherwise below, please issue a single certificate for the total number of shares being purchased as follows:
     ____________________________________________________
     ____________________________________________________
     ____________________________________________________

Please  have  certificate(s)  for  these  shares  issued  as follows:
     _____________________________________________________
     _____________________________________________________
     _____________________________________________________
     _____________________________________________________
     _____________________________________________________

Sincerely,


__________________________________ ________________
Signature of Optionee              Date





                          EXHIBIT 4(i)

Option Grant #____

                    FRANKLIN RESOURCES, INC.

                      UNIVERSAL STOCK PLAN

                  STOCK OPTION GRANT AGREEMENT


     FRANKLIN RESOURCES, INC., a Delaware corporation (the
"Company"), hereby grants to __________________ (the "Optionee") an option (the "Option") to purchase a total of _____________________________________ (______) shares of the $.10 par value Common Stock of the Company (the "Shares"), at a price of U.S. $______ per share (the "Option Price").

     1. Nature of the Option. The Option is granted pursuant and subject to all the terms of the Company's Universal Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meanings as in the Plan. Determinations made in connection with the Option pursuant to the Plan shall be governed by the Plan as it exists on the date of grant. In the event of any inconsistency or conflict between this Stock Option Grant Agreement (this "Agreement") and the Plan, the terms of the Plan shall govern.

     2. Other Options. The Option is in addition to any other options heretofore or hereafter given to the Optionee by the Company.

     3. Exercise of Option. The Optionee may exercise the Option for all or any part of the Shares covered by the Option on or after _______________ and while the Optionee continues to be an Employee (as defined herein) up to and including _______________, (the "Option Period"). Exercise of the Option is subject to the terms and conditions of Paragraphs 5, 6 and 7 as appropriate if the Optionee ceases for any reason to be employed by the Company or any Subsidiary as provided therein.

     4. Method of Exercise. The Option shall be exercisable by written notice in the form attached hereto as Exhibit "A", which notice shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option, and shall be delivered in person or by certified mail, return receipt (or equivalent documented delivery method) to the Company at its principal executive offices, which are presently located at 777 Mariners Island Blvd., San Mateo, California, U.S.A. The written notice shall be accompanied by payment in full in United States Dollars of the Option Price for such Shares. The Company shall, in accordance with the Plan, deliver a certificate or certificates representing such Shares as soon as practicable after such notice and payment shall have been received. The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. If the Option is being exercised by a person or persons other than the Optionee (if permitted hereunder), such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

     5. Termination of Employment. If the Optionee ceases to be employed by the Company or any Subsidiary for any reason, other than as the result of death or total and permanent disability (as provided for in Sections 6 and 7 below), the Option shall terminate.

     6. Disability of the Optionee. If the Optionee is unable to continue his or her employment with the Company or a Subsidiary as a result of such Optionee's total and permanent disability (as determined by the insurers in accordance with the Company's long term disability policy applicable to such Optionee), the Optionee may, but only within one hundred eighty
(180) days from the date of termination of employment (the "Disability Extension Period"), exercise the Option in full or in part, even if the right to exercise shall not have otherwise accrued at the date of such total and permanent disability. All rights to exercise the Option shall expire and be of no further force or effect after the Disability Extension Period. Notwithstanding the foregoing, the Option may not be exercised later than the scheduled expiration date provided for in Section 3 above.

     7. Death of Optionee. In the event of the death of an Optionee, during the Option Period provided for in Section 3 above, who at the time of such death shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised in full or in part, at any time, not in excess of one hundred eighty (180) days following such death (the "Death Extension Period"), even if the right to exercise shall not have otherwise accrued at the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, as the case may be. All rights to exercise the Option shall expire and be of no further force or effect after the Death Extension Period. Notwithstanding the foregoing, the Death Extension Period shall be no later than the scheduled expiration date provided for in
Section 3 above.

     8. Adjustments. Exercise of the Option, as provided for above, may be made in full or in part, except that, in the event of an adjustment in the number of shares covered by this Option, as provided for in the Plan, resulting in other than a whole number of shares, then the Option may not be exercised for a fraction of a share, but shall be deemed to be for the nearest whole number of shares following standard rounding principles. Payments hereunder shall be rounded to the nearest cent following standard rounding principles.

     9. Withholding. Upon the exercise of the Option or any installment thereof, the Optionee hereby agrees that such exercise will not be effective and that no Shares will become transferable to the Optionee, until the Optionee makes appropriate arrangements for any income tax withholding as may be required by applicable law on account of such exercise.

     10. Non-transferability, No Obligation to Exercise of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The grant and acceptance of the Option imposes no obligation on the Optionee to exercise it. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     11.  No Obligation To Continue Employment.  NEITHER THE
COMPANY, NOR ANY SUBSIDIARY IS BY REASON OF THE OPTION, OBLIGATED
TO CONTINUE THE OPTIONEE IN EMPLOYMENT.

     12. Conditions Upon Issuance of Shares. The Shares shall not be issued pursuant to the Option unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the grant, the Company may require the person receiving the Shares to represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     13. No Rights as a Stockholder Until Exercise. The Optionee shall have no rights as a stockholder with respect to Shares under the Option unless and until a stock certificate therefor has been delivered to the Optionee and payment in full for such certificate has been received by the Company. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     14. Supplementary Definitions. The following terms used herein shall have the following meaning:

          "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other approved leave of absence.

          "Employee" shall mean any person, including officers and directors, who is an employee of the Company or any Subsidiary of the Company, which now exists or is hereafter organized or is acquired by the Company. The payment of a director's fee by the Company or a Subsidiary shall not be sufficient to constitute "employment".

     15. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of California.

Date of Grant:  _________________

                                   FRANKLIN RESOURCES, INC.

                              By:  ______________________________
                                    Harmon Burns
                              Title:Executive Vice President

     The Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that such Optionee is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan.



                              ___________________________________
                              (Optionee Signature)







                          Exhibit  "A"

                  NOTICE OF EXERCISE OF OPTION



                    Option Grant #__________



Franklin Resources, Inc.
777 Mariners Island Boulevard
San Mateo, California 94404
United States of America
Attn:  Harmon E. Burns, Esq.

Gentlemen:

This Notice is to inform you that the undersigned hereby elects to exercise his/her option granted February 6, 1995 pursuant to a Stock Option Grant Agreement under the Franklin
Resources, Inc. Universal Stock Plan.

By this Notice, the undersigned hereby elects to exercise the foregoing option as to _______ shares at the option price of _________ per share for a total of U. S. $__________.

Payment in U.S. dollars is enclosed herewith.

Unless I indicate otherwise below, please issue a single certificate for the total number of shares being purchased as follows:
     ____________________________________________________
     ____________________________________________________
     ____________________________________________________

Please  have  certificate(s)  for  these  shares  issued  as follows:
     _____________________________________________________
     _____________________________________________________
     _____________________________________________________
     _____________________________________________________
     _____________________________________________________

Sincerely,


_______________________________    ________________
Signature of Optionee              Date





                                                  Exhibit 5

          Opinion and Consent of Weil, Gotshal & Manges






                       September 12, 1995


Franklin Resources, Inc.
777 Mariners Island Blvd.
San Mateo, California 94404

Gentlemen:

     We have acted as counsel to Franklin Resources, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on the date hereof with respect to 2,000,000 shares of common stock of the Company, par value $0.10 per share (the "Common Stock"), being registered in connection with the Company's Universal Stock Plan (the "Plan").

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Common Stock reserved for issuance upon the exercise of options, rights or awards granted and to be granted under the Plan will be, when issued and paid for upon such exercise in accordance with the provisions of the Plan, validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to any and all references to our firm in the Registration Statement.

     The opinion expressed herein is limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     The opinion expressed herein is rendered solely for your benefit in connection with the transaction described herein. Except as noted above, this opinion may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.



                                   Very truly yours,


                                   /s/ Weil, Gotshal & Manges
                                   Weil, Gotshal & Manges








                                                  Exhibit 23(a)










                 CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration

Statement of Franklin Resources, Inc. on Form S-8 of our report dated December 2, 1994, on our audits of the consolidated

financial statements and financial statement schedules of

Franklin Resources, Inc.



                                    /s/ Coopers & Lybrand, L.L.P.
                                    COOPERS & LYBRAND L.L.P.




San Francisco, California
September 12, 1995







                                                  Exhibit 23(b)


                CONSENT OF WEIL, GOTSHAL & MANGES

                     (included in Exhibit 5)







                                                  Exhibit 24


                        Power of Attorney

(included in the signature pages to this Registration Statement)